                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT No. 1

                                      TO

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         December 31, 1996
                                                 ----------------------------

                        Physician Support Systems, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                     33-80731                     13-3624081
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission                  (IRS Employer
of incorporation)               File Number)                 Identification No.)


     Route 230 and Eby-Chiques Road, Mt. Joy, PA                      17552
--------------------------------------------------------------------------------
     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code        (717) 653-5340
                                                    ----------------------------

                                not applicable
--------------------------------------------------------------------------------
     (Former name or former address, if changed since last report.)

        Physician Support Systems, Inc., a Delaware Corporation ("PSS"), hereby amends its Current Report on Form 8-K dated January 8, 1997 as set forth below.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.


        Set forth below are the audited financial statements of Revenue Production Management, Inc. ("RPM") as of December 31, 1995 and for the year then ended. These financial statements have been audited by Deloitte &
Touche LLP, independent auditors. Also set forth below are the unaudited financial statements of RPM as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996. These unaudited statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the entire year.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Revenue Production Management, Inc.

We have audited the accompanying balance sheet of Revenue Production Management, Inc.. (the "Company") as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 10, the Company consummated a merger transaction on December 31, 1996.


                                      -3-
Deloitte & Touche LLP
February 1, 1997
New York, New York


REVENUE PRODUCTION MANAGEMENT, INC.

BALANCE SHEETS
DECEMBER 31, 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)
-------------------------------------------------------------------------------


                                              December 31,       September 30,
                                                 1995                1996
                                                                  (Unaudited)
ASSETS
CURRENT ASSETS:

   Cash and cash equivalents                  $   26,335          $  323,857
   Accounts receivable - net                     994,283           1,192,433
   Other assets                                   14,334              23,264
   Prepaid expenses                               26,205              51,697
                                              ----------          ----------

             Total current assets              1,061,157           1,591,251

PROPERTY AND EQUIPMENT - Net                     331,568             415,200

OTHER ASSETS                                      -                   30,154
                                              ----------          ----------

TOTAL                                         $1,392,725          $2,036,605
                                              ==========          ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable                           $   77,920          $  158,382
   Accrued expenses                              200,628             211,080
   Notes payable - stockholders                        -             272,000
   Short term debt                               146,365             315,000
                                              ----------          ----------

             Total current liabilities           424,913             956,462
                                              ----------          ----------

STOCKHOLDERS' EQUITY                             967,812           1,080,143
                                              ----------          ----------

TOTAL                                         $1,392,725          $2,036,605
                                              ==========          ==========

See notes to financial statements

REVENUE PRODUCTION MANAGEMENT, INC.

STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1995 AND THE NINE MONTHS ENDED
SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)
-------------------------------------------------------------------------------


                                          Year Ended
                                         December 31,               Nine Months Ended
                                             1995                   1995         1996
                                                                       (Unaudited)
REVENUES                                $  6,471,205     $    4,824,027      $    5,487,207

SALARY AND WAGE EXPENSE                    3,385,205          2,474,712           2,897,755

ADMINISTRATIVE EXPENSES                    2,478,493          1,736,076           1,988,567

DEPRECIATION EXPENSE                         122,622             71,170             105,460
                                        ------------     --------------      --------------
INCOME FROM OPERATIONS                       484,885            542,069             495,425

OTHER INCOME (EXPENSE):
   Other expense                             (28,924)           (26,324)            (16,982)
                                        ------------     --------------      --------------

NET INCOME                              $    455,961     $      515,745      $      478,443
                                        ============     ==============      ==============

See notes to financial statements.

REVENUE PRODUCTION MANAGEMENT, INC.

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1995 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                                                  Total
                                                         Common Stock                     Retained            Shareholders'
                                                  Shares               Amount             Earnings               Equity

BALANCE, DECEMBER 31, 1994                         1,000              $ 1,000            $  622,629            $  623,629
   Net income                                          -                    -               455,961               455,961
   Distributions to stockholders                       -                    -             (111,778)             (111,778)
                                                  ------              -------            ---------             ----------

BALANCE, DECEMBER 31, 1995                         1,000                1,000               966,812               967,812
   Net income (unaudited)                              -                    -               478,443               478,443
   Distributions to stockholders (unaudited)           -                    -             (366,112)             (366,112)
                                                  ------              -------            ---------             ---------

BALANCE, SEPTEMBER 30, 1996
   (UNAUDITED)                                     1,000              $ 1,000            $1,079,143            $1,080,143
                                                  ======              =======            ==========            ==========

REVENUE PRODUCTION MANAGEMENT, INC.

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                          Year Ended
                                                                         December 31,               Nine Months Ended
                                                                             1995                1995               1996
                                                                                                       (Unaudited)
OPERATING ACTIVITIES:
   Net income                                                           $      455,961      $      515,745     $      478,443
                                                                        --------------      --------------     --------------
   Adjustment to reconcile net income to net cash
     provided by operating activities:
     Depreciation                                                              122,622              71,170            105,460
     Loss on disposal of property and equipment                                    992                   -                  -
     Change in operating assets and liabilities:
        (Increase) decrease in accounts receivable                             (90,377)           (104,647)          (198,149)
        Decrease (increase) in prepaid expenses                                 21,118              40,163            (34,423)
        (Increase) decrease in other assets                                          -             (25,000)           (30,154)
        Increase in accounts payable                                            72,915              70,647             80,461
        Increase in accrued expenses                                            73,869              78,330             10,452
                                                                        --------------      --------------     --------------

             Total adjustments                                                 201,139             130,663            (66,351)
                                                                        --------------      --------------     --------------

             Net cash provided by operating activities                         657,100             646,408            412,090
                                                                        --------------      --------------     --------------

INVESTING ACTIVITIES:
   Acquisition of property and equipment                                      (247,291)           (115,636)          (189,091)
   Proceeds from disposal of property and equipment                              4,398                   -                  -
                                                                        --------------      --------------     --------------

             Net cash used in investing activities                            (242,893)           (115,636)          (189,091)
                                                                        --------------      --------------     --------------

FINANCING ACTIVITIES:
   (Repayment) proceeds from borrowings                                       (148,823)           (105,965)           168,635
   (Repayment) proceeds of stockholders debt                                  (166,500)           (166,500)           272,000
   Distributions paid to stockholders                                         (111,777)                  -           (366,112)
                                                                        --------------      --------------     --------------

             Net cash (used in) provided by financing activities              (427,100)           (272,465)            74,523
                                                                        --------------      --------------     --------------

NET (DECREASE) INCREASE IN CASH                                                (12,893)            258,307            297,522

CASH, BEGINNING OF PERIOD                                                       39,228              39,228             26,335
                                                                        --------------      --------------     --------------

CASH, END OF PERIOD                                                     $       26,335      $      297,535     $      323,857
                                                                        ==============      ==============     ==============

SUPPLEMENTAL DISCLOSURE:
   Interest paid                                                        $       23,922      $       10,059     $       16,090
                                                                        ==============      ==============     ==============

See notes to financial statements

REVENUE PRODUCTION MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)
--------------------------------------------------------------------------------


1.     ORGANIZATION AND DESCRIPTION OF BUSINESS

       Revenue Production Management, Inc. (the "Company") is an Illinois Corporation with operations primarily in Illinois and Missouri. The Company specializes in accounts receivable management including primarily hospital billings and collections, Medicaid and Charity Care qualification and eligibility, and self-pay processing.

       Also included herein are the results of the hospital billing and collection operations of Grabowski & Clutts ("G&C"), a law firm with an identical ownership structure as the Company. G&C was named in a Class Action Law Suit for alleged violations of the Fair Debt Collection Practices Act and as part of the 1996 settlement of this case, G&C agreed to cease collection activities in the manner alleged by the plaintiffs to violate the Fair Debt Collection Practices Act. Because of the common ownership, for purposes of these financial statements only, the Company has done an "as-if" pooling with G&C that shows all results of operations of the hospital billing and collection business for all periods shown. These financial statements exclude the results of operations of the law firm activities of G&C (see Note 4) .

2.     SIGNIFICANT ACCOUNTING POLICIES

       Property and Equipment - Property and equipment are stated at cost. Expenditures for maintenance, repairs, renovations and betterments, which do not materially extend the useful life of the asset, are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful-lives of the assets which range from five to seven years. Amortization is provided on leasehold improvements on a straight-line basis over the term of the lease.

       Revenue Recognition - The Company recognizes revenue based upon a fee calculated as a percentage of collections in the period hospital collections are made.

       Income Taxes - The Company has elected to be treated as an S Corporation for federal income tax purposes and, therefore, the taxable income of the Company is taxed directly to the individual stockholders in proportion to their ownership interests. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

       Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company records both revenue and accounts receivable allowances based on management's estimate of the net realizable value of accounts receivable.

       Fair Value Information - The estimated fair value of financial instruments has been determined by the Company using available market information and other appropriate valuation methodologies. The carrying amounts of current assets and current liabilities are estimated to equal their fair value due to the short-term nature of these accounts. The carrying amount of long-term debt also approximates fair value due to the variable rates of interest on such debt.

3.     PROPERTY AND EQUIPMENT

       Property and equipment consists of:

                                                 December 31,        September 30,
                                                    1995                 1996
                                                                      (Unaudited)

             Furniture and fixtures                $109,020             $120,246
             Office equipment                       210,453              252,985
             Leasehold improvements                  92,911              142,500
             Software                               211,106              297,870
             Other                                   35,677               34,658
                                                   --------             --------

                                                    659,167              848,259

             Accumulated depreciation               327,599              433,059
                                                   --------             --------

                                                   $331,568             $415,200
                                                   ========             ========

4.     RELATED PARTY

       G & C provides the Company with legal services relating to collections on behalf of customers. For the purpose of the "as-if" pooling presented in these financial statements, the value of legal services provided by G & C to the Company was $666,852 for the year ended December 31, 1995 and $500,139 in each of the nine-month periods ended September 30, 1995 and 1996, (unaudited).

5.     SHORT-TERM DEBT

       Short-term debt consists of the following:

                                                December 31,        September 30,
                                                   1995                 1996
                                                                     (unaudited)

             Installment loan                      $ 11,365             $      -
             Line of credit                         135,000              315,000
                                                   --------             --------

                                                   $146,375             $315,000
                                                   ========             ========

       The installment loan, is payable in monthly installments, bearing interest at 10.44%, and is due March, 1996.

       At December 31, 1995, the Company had a $400,000 line of credit agreement which bore interest at prime (8.50% at December 31, 1995).

6.     MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject the Company to credit risk consist principally of receivables. The Company believes the concentration of credit risk in its accounts receivables is substantially mitigated by the Company's ongoing credit evaluation process and the large number of customers comprising the Company's customer base. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

7.     COMMITMENTS AND CONTINGENCIES

       a. Operating Leases - The Company occupies office space in various locations under noncancellable operating leases which expire in various years through 2002.

              Future minimum payments under noncancellable operating leases by year and in the aggregate are as follows:

                                                                Amount
                          1996                                $  286,183
                          1997                                   227,533
                          1998                                   218,170
                          1999                                   218,170
                          2000                                   218,170
                       Thereafter                                363,617
                                                              ----------

                                                              $1,531,843
                                                              ==========

              Rent expense was $184,670 for the year ended December 31, 1995 and $143,894 and $134,865 for the nine-month periods ended September 30, 1996 and 1995, respectively.

       b. Legal Matters - The Company is involved in legal matters arising in the ordinary course of business. In the opinion of management and legal counsel, the ultimate liability, if any, resulting from such matters will not have a material effect on the Company's financial condition or results of operations.

8.     SUBSEQUENT EVENT


       On December 31, 1996, the Company consummated a transaction whereby the Company was merged into Physician Support Systems, Inc. ("PSS").
       In exchange for all of the outstanding common stock of the Company, its stockholders received 315,048 shares of PSS common stock.

                                    ******

    (b) PRO FORMA FINANCIAL INFORMATION.

        The following unaudited pro forma financial information gives effect to the merger by Physician Support Systems, Inc. ("PSS") with Revenue Production Management, Inc. ("RPM") which was completed on December 31, 1996. This transaction was accounted for as a pooling of interests. The unaudited pro forma financial information also gives effect to the acquisitions by PSS of North Coast Health Care Management Group ("NCHCM"), Medical Management Support, Inc. ("MMS") and Data Processing Systems, Inc. ("DPS") on February 12, 1996, PBS Northwest, Inc. ("PBS") on May 8, 1996, ALM, Inc. ("ALM") on May 21, 1996, and the MIS Group ("MIS") on September 3, 1996, (together, the "Acquired Businesses"), and the acquisition by PSS of each of (i) C-Care, Inc., (ii) H.O.P.E. Enterprises Group, Inc. and (iii) Professional Medical Recovery Services, Inc. (combined, "MARS") on December 16, 1996, all of which were accounted for as purchases, and the acquisitions by PSS of Synergistic Systems, Inc. ("SSI") on June 28, 1996, and EE&C Financial Services, Inc. ("EEC") on August 31, 1996, which were accounted for as poolings of interests. The unaudited pro forma financial statements are derived from the historical financial statements of PSS, RPM the Acquired Businesses MARS, SSI and EEC including those of PBS, ALM, SSI, EEC, MIS and MARS included in PSS' current reports on Form 8-K dated May 14, 1996, June 4, 1996, July 8, 1996, September 13, 1996, September 16, 1996, and December 30,1996 respectively, in each case as amended by Amendment No. 1 thereto, which are incorporated herein by reference, and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.


        The unaudited pro forma balance sheet gives effect to the acquisition by PSS of RPM as if such acquisition had occurred on September 30, 1996. Such unaudited pro forma balance sheet is derived from the unaudited consolidated balance sheet of PSS as of September 30, 1996 included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 which is incorporated herein by reference, the unaudited balance sheet of RPM as of September 30, 1996 included elsewhere in this Form 8-K as well as the unaudited combined balance sheet of MARS as of September 30, 1996 included in PSS' Current Report on Form 8-K dated December 30, 1996 as amended by Amendment No. 1 thereto.

        The unaudited pro forma statements of operations present unaudited pro forma results of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996. For purposes of the unaudited pro forma statements of operations, the acquisitions by PSS of the Acquired Businesses and MARS are included as if such acquisitions had occurred on January 1, 1995. In addition, the unaudited pro forma statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 include pro forma adjustments related to the Company's initial public offering of Common Stock which was completed on February 12, 1996. The unaudited pro forma statement of operations for the year ended December 31, 1995 is derived from the audited consolidated statement of operations of PSS for the year ended December 31, 1995 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the audited and unaudited statements of operations of SSI, EEC, the Acquired Businesses, MARS and RPM (included elsewhere in this Form 8-K) for the year ended December 31, 1995. The unaudited pro forma statement of operations for the nine months ended September 30, 1996 is derived from the unaudited consolidated statement of operations of PSS for the nine months ended September 30, 1996 included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 (which includes the results of operations of SSI and EEC for the nine months then ended and which also includes the results of operations of the Acquired Businesses from the effective dates of their acquisitions by PSS to September 30, 1996) which is incorporated herein by reference, the unaudited combined statement of operations of MARS for the nine months ended September 30, 1996, and the unaudited statement of operations of RPM for the nine months ended September 30, 1996 included elsewhere in this Form 8-K.

         Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma financial information presented herein are not necessarily indicative of the results PSS would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of PSS. The unaudited pro forma financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Report.

                        Physician Support Systems, Inc.
                             Pro Forma Balance Sheet
                               September 30, 1996
                                   (Unaudited)
                                     ($000s)

                                                      Physician Support
                                                            Systems and
ASSETS                                                     Subsidiaries               MARS Group                 RPM Group
                                                      -----------------               ----------                 ---------
Current Assets
     Cash and cash equivalents                            $    4,997                  $    876                   $    324
     Accounts receivable                                      13,359                     1,904                      1,192
     Accounts receivable - unbilled                           11,203                                                   23
     Prepaid expenses and other current assets                 1,900                      --                           52
                                                          ----------                  --------                   --------
Total Current Assets                                          31,459                     2,780                      1,591

Property and equipment                                         7,708                       283                        415
Intangible assets - net                                       43,740
Due from related parties                                         572
Other assets                                                   1,764                       223                         30
                                                          ----------                  --------                   --------

                                                          $   85,243                  $  3,286                   $  2,037
                                                          ==========                  ========                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable                                          2,252                        62                  $    158
     Accrued expenses                                         14,844                                                 211
     Short Term Debt / Notes Payable                                                                                 587
     Current portion long-term debt                            2,500                       142
     Current portion of other long-term liabilities              901
                                                          ----------
     Deferred income taxes                                     2,634                      --                         --
                                                          ----------                  --------                   --------
Total Current Liabilities                                     23,132                       204                        956

Long-term debt                                                 8,134                       280                       --

Other long-term liabilities                                    3,213                         7                       --

Deferred income taxes                                          1,401

Stockholders' equity
     Preferred stock
     Common stock                                                  9                         8                          1
     Common stock
     Additional paid-in-capital                               53,088
                                                          ----------
     Retained earnings (accumulated deficit)                  (3,734)                    2,787                      1,079
                                                          ----------                  --------                   --------

                                                          $   85,243                  $  3,286                   $  2,036
                                                          ==========                  ========                   ========

                                                         MARS Pro Forma            RPM Pro Forma
ASSETS                                                     Adjustments               Adjustments                Pro Forma
                                                         --------------              -----------                ---------
Current Assets
     Cash and cash equivalents                                                                                $     6,197
     Accounts receivable                                                                                           16,455
     Accounts receivable - unbilled                                                                                11,227
     Prepaid expenses and other current assets                                                                      1,951
                                                                                                              -----------
Total Current Assets                                               -                                               35,830

Property and equipment                                                                                              8,406
Intangible assets - net                                        8,906 (a)                                           52,646
Due from related parties                                                                                              572
Other assets                                                                                                        2,018
                                                                                                              -----------

                                                                                                              $    99,472
                                                                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable                                                                                         $     2,472
     Accrued expenses                                            800 (a)                                           15,855
     Short Term Debt / Notes Payable                                                                                  587
     Current portion long-term debt                                                                                 2,642
     Current portion of other long-term liabilities                                                                   901

     Deferred income taxes                                       500 (a)                                            3,134
                                                         -----------                                          -----------
Total Current Liabilities                                      1,300                                               25,592

Long-term debt                                                 7,617 (a)                                           16,031

Other long-term liabilities                                        -                                                3,220

Deferred income taxes                                                                                               1,401

Stockholders' equity
     Preferred stock
     Common stock                                                 (8)(a)                    (1)(b)                      9
     Common stock                                                  1 (a)
     Additional paid-in-capital                                2,784 (a)                     1 (b)                 55,874
                                                         -----------
     Retained earnings (accumulated deficit)                  (2,787)(a)                                           (2,655)
                                                         -----------

                                                                                                              $    99,472
                                                                                                              ===========

                           Physician Support Systems
                       Pro Forma Statement of Operations
                         Year Ended December 31, 1995
                                  (Unaudited)
                                    ($000s)


                                             Physician
                                              Support
                                          Systems, Inc. and                           Acquired       MARS
                                             Subsidiary         EE&C         SSI    Businesses      Group        RPM
                                          -----------------  --------- ---------  ------------ ---------- ----------

Revenues                                  $        19,584    $ 23,620  $  9,831   $    18,559  $   7,354  $   6,471
Operating Expenses:
     Wages and salaries                             9,661      16,466     5,590        10,050      4,454      3,385
     General and administrative                     6,846       6,297     3,742         7,117      3,703      2,478
     Depreciation and amortization                  3,378         543       420           535        237        123
                                          ---------------    --------  --------   -----------  ---------  ---------
                                                   19,885      23,306     9,752        17,702      8,395      5,986
                                          ---------------    --------  --------   -----------  ---------  ---------

Income (loss) from operations                        (301)        314        79           857     (1,041)       485
                                          ---------------    --------  --------   -----------  ---------  ---------

Other Income (expense)
     Interest                                      (1,476)       (261)      (59)         (387)       (16)       -
     Interest and other income (expense)                4          (3)       22           (47)       -          (29)
                                          ---------------    --------  --------   -----------  ---------  ---------
                                                   (1,472)       (264)      (37)         (433)       (16)       (29)

Income (loss) before income taxes (benefit)        (1,773)         50        42           424     (1,057)       456
Income taxes (benefit)                               (500)         (4)       17           149         11        -
                                          ---------------    --------  --------   -----------  ---------  ---------

Net Income (loss)                         $        (1,273)   $     54  $     25   $       274  $  (1,068) $     456
                                          ===============    ========  ========   ===========  =========  =========


Weighted average shares outstanding


Net Income (loss) per share

                                              Pro Forma
                                             Adjustments        Pro Forma         Pro Forma        Pro forma
                                              Acquired          Adjustments       Adjustments      Offering
                                             Businesses         MARS Group            RPM         Adjustments         Pro Forma
                                             ----------       --------------      ------------    -----------      ------------
Revenues                                     $      -         $          -                                         $    85,420
Operating Expenses:
     Wages and salaries                            (100) (c)             -                                              49,506
     General and administrative                     -                    -                                              30,184
     Depreciation and amortization                1,628  (d)             455  (d)                                        7,320
                                             ----------       --------------                                       -----------
                                                  1,528                  455                                            87,010
                                             ----------       --------------                                       -----------

Income (loss) from operations                    (1,528)                (455)                                           (1,590)
                                             ----------       --------------                                       -----------

Other Income (expense)
     Interest                                       224  (e)            (498) (f)                       1,356 (f)       (1,117)
     Interest and other income (expense)            -                    -                                                 (53)
                                             ----------       --------------                                       -----------
                                                    224                 (498)                                           (1,169)

Income (loss) before income taxes (benefit)      (1,304)                (953)                                           (2,760)
Income taxes (benefit)                             (482)                (815) (h)          182 (h)        542 (h)         (899)
                                             ----------       --------------                                       -----------

Net Income (loss)                            $     (822)      $         (138)                                      $    (1,861)
                                             ==========       ==============                                       ===========

Weighted average shares outstanding                                                                                  9,156,101 (i)
                                                                                                                   ===========

Net Income (loss) per share                                                                                        $     (0.20)
                                                                                                                   ===========

                           Physician Support Systems
                       Pro Forma Statement of Operations
                     Nine Months Ended September 30, 1996

                                                                                                                     Pro Forma
                                         Physican Support        Pro Forma                                         Adjustments
                                        Systems, Inc. and         Acquired                                            Acquired
                                             Subsidiaries       Businesses        MARS Group              RPM       Businesses
                                            --------------   --------------   --------------   --------------   --------------

Revenues                                    $      48,557    $       9,419    $       6,592    $       5,487

Operating Expenses:
    Wages and Salaries                             25,085            5,438            3,640            2,898
    General and Administrative                     17,822            3,456            1,927            1,989
    Depreciation and Amortization                   3,791              234              102              105              735  (d)
    Interest Expense and other, net                   131              235               16              -               (149) (e)
    Other                                             123               (7)                               17
    Merger Costs                                    2,350
    Restructuring Charge                            2,500              -                -                -
                                            --------------   --------------   --------------   --------------

Income (loss) before income taxes (benefit)        (3,244)              63              907              478
Income taxes (benefit)                                 (5)             -                  3              -               (209) (h)
                                            --------------   --------------   --------------   --------------

Net Income (loss)                           $      (3,239)   $          63    $         905    $         478
                                            ==============   ==============   ==============   ==============

Weighted average shares outstanding


Net Income (loss) per share

                                                 Pro Forma        Pro Forma        Pro Forma
                                               Adjustments      Adjustments         Offering
                                                MARS Group              RPM      Adjustments        Pro Forma
                                            --------------   --------------   --------------   --------------

Revenues                                                                                       $      70,056

Operating Expenses:
    Wages and Salaries                                                                                37,060
    General and Administrative                                                                        25,193
    Depreciation and Amortization                     341 (d)                                          5,309
    Interest Expense and other, net                   374 (f)                          (103) (g)         504
    Other                                                                                                133
    Merger Costs                                                                                       2,350
    Restructuring Charge                                                                               2,500
                                                                                               --------------

Income (loss) before income taxes (benefit)                                                           (2,994)
Income taxes (benefit)                                 74 (h)          191 (h)           41 (h)           95
                                                                                               --------------

Net Income (loss)                                                                              $      (3,089)
                                                                                               ==============

Weighted average shares outstanding                                                                9,156,101 (i)
                                                                                               ==============

Net Income (loss) per share                                                                    $       (0.34)
                                                                                               ==============

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

        (a) Adjustment to reclassify undistributed S Corporation earnings to additional paid-in capital and to reflect the acquisition of the MARS Group by PSS. The purchase price of $10,402,000 (including $7,117,000 of cash and 175,439 shares of common stock valued at $2,785,000 and including transaction fees of approximately $500,000) is allocated as follows:

                                                        ($000S)
                                                        -------
Current assets......................................    $ 2,780
Fixed and other assets..............................        506
Goodwill............................................      8,906
Current liabilities.................................     (1,504)
Long-term liabilities...............................       (287)
                                                        -------
        Total purchase price........................    $10,402
                                                        =======

Goodwill is being amortized over 20 years. The adjustment to accrued expenses includes estimated costs of exiting certain redundant facilities and activities.

        (b) Adjustment to reclassify common stock of RPM to additional paid-in capital.

2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

        (c) Adjustment to reflect the decrease in compensation expense as a result of employment agreements with NCHCM executive officers entered into as a result of the acquisition by PSS.

        (d) Adjustment to reflect the increase in amortization expense associated with the intangible assets recorded by PSS in purchase accounting related to the acquisitions. The goodwill associated with the acquisitions is being amortized on a straight line basis over an estimated life of 20 years.

        (e) Adjustment to decrease interest expense at EEC as a result of repayment of demand notes with PSS stock.

        (f) Adjustment to reflect increase in interest expense as a result of MARS acquisition.

        (g) Adjustment to reflect the decrease in interest expense associated with the repayment of long-term debt as a result of the offering.

        (h) Adjustment to reflect the income tax effects of the acquisitions or adjustments shown herein.

        (i) The weighted average shares outstanding used to calculate pro forma earnings per share is 9,156,101 shares, representing the number of shares issued and outstanding as a result of the Company's initial public offering, the acquisition of ALM, the merger with SSI, the merger with EEC, the acquisition of MIS and the acquisition of The MARS Group.

        (C) EXHIBITS.

99.1 -- Physician Support Systems, Inc., Form 10-K (File 33-80731) for the year ended December 31, 1995, previously filed and incorporated herein by reference.

99.2 -- Physician Support Systems, Inc., Form 10-Q (File 33-80731) for the quarter ended September 30, 1996, previously filed and incorporated herein by reference.

99.3 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated May
            14, 1996, as amended by Amendment No. 1 thereto dated July 15, 1996, previously filed and incorporated herein by reference.

99.4 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated June
            4, 1996, as amended by Amendment No. 1 thereto dated August 2, 1996, previously filed and incorporated herein by reference.

99.5 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated July
            8, 1996, as amended by Amendment No. 1 thereto dated September 6,
            1996, previously filed and incorporated herein by reference.

99.6 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated
            September 13, 1996, as amended by Amendment No. 1 thereto dated
            November 12, 1996, previously filed and incorporated herein by reference.

99.7 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated
            September 16, 1996, as amended by Amendment No. 1 thereto dated
            November 15, 1996, previously filed and incorporated herein by reference.

99.8 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated
            December 30, 1996, as amended by Amendment No. 1 thereto dated
            February 28, 1997, previously filed and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its report to be signed on its behalf by the undersigned hereunder duly authorized.

                              PHYSICIAN SUPPORT SYSTEMS, INC.



Date:  March 14, 1997.            By: /s/ David S. Geller
                                     --------------------------------
                                     David S. Geller
                                     Senior Vice President and Chief
                                       Financial Officer